UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 30, 2019

United Financial Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Connecticut	001-35028	27-3577029
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 Asylum Street, Hartford, Connecticut	06103
(Address of principal executive offices)	(Zip Code)

(860) 291-3600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	UBNK	NASDAQ Global Select Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.04	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On October 30, 2019, in accordance with Section 306 of the Sarbanes-Oxley Act of 2002 and Rule 104 of Regulation BTR as promulgated by the Securities and Exchange Commission, United Financial Bancorp, Inc., a Connecticut corporation (the “Company”), transmitted a notice (“Notice”) to affected executive officers and directors under the United Bank 401(k) Plan (the “Plan”) regarding an anticipated blackout period for investments in shares of Company common stock, no par value (“Company Common Stock”) in the Plan, including the employee stock ownership plan (the “ESOP”), and certain trading prohibitions to which they will be subject during the blackout period, in connection with the anticipated closing of the Company’s previously announced merger with People’s United Financial, Inc., a Delaware Corporation (“People’s United”), in which the Company will merge with and into People’s United with People’s United as the surviving corporation (the “Merger”).

The blackout period is necessary to facilitate the conversion and exchange of Company Common Stock held in the Plan (including the ESOP) for shares of People’s United common stock, par value $0.01 per share (“People’s United Common Stock”), subject to the terms and conditions of the Agreement and Plan of Merger, dated as of July 15, 2019, by and between the Company and People’s United, which provides that at the effective time of the Merger, each outstanding share of Company Common Stock (other than shares held by the Company or People’s United (with limited exceptions)), will be converted into the right to receive 0.875 shares of People’s United Common Stock, with cash payable in lieu of any fractional shares.

Participants in the Plan have been advised that 2:30 pm EST on October 31, 2019, the last full trading day of Company Common Stock on The Nasdaq Stock Market, LLC before the Merger, participant investments in Company Common Stock (including the ESOP) will be restricted from all transactions. The blackout period is expected to last approximately 7 business days and end during the week of November 10, 2019, but it could end later. Fifteen days’ advance notice of the blackout period to the Company’s executive officers and directors was not possible due to events and circumstances that were beyond the Company’s reasonable control, where the closing of the Merger was subject to customary closing conditions, including the receipt of regulatory approvals and the approval of the Company’s shareholders.

During the blackout period, participants in the Plan will be unable to (a) direct or diversify any investments in the Company Common Stock held in their account under the Plan (including under the ESOP); (b) obtain a withdrawal from balances invested in Company Common Stock under the Plan (including under the ESOP) or a full distribution from their Plan account if they have a balance in Company Common Stock (including the ESOP); or (c) have current employee contributions, Company match or loan repayments that are directed to investments in Company Common Stock under the Plan (including under the ESOP) posted if the blackout period includes the dates when these contributions are posted to their account. Participants may continue to check their account balance and continue to make exchanges or investment transactions involving other investment options in the Plan (other than in Company Common Stock under the Plan (including under the ESOP)) during the blackout period. A copy of the Notice, which includes the information specified in Rule 104(b) of Regulation BTR, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

During the blackout period and for a period of two years after the end date thereof, a security holder or other interested person may obtain, without charge, information regarding the blackout period, including the actual beginning and end dates of the blackout period. This information is available (1) prior to the closing of the Merger by contacting the Senior Vice President, Human Resources Officer of the Company by mail at United Financial Bancorp, Inc., 225 Asylum Street, Hartford, CT 06103, or by telephone at 860-291-3600 and (2) after the closing of the Merger by contacting the Senior Vice President of Human Resources of People’s United by mail at People’s United Bank, 850 Main Street, Bridgeport, CT 06604, or by telephone at 203-338-7590.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Blackout Notice to Directors and Officers of United Financial Bancorp, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

Dated: October 30, 2019	UNITED FINANCIAL BANCORP, INC. (Registrant)

	By:	/s/ Eric R. Newell
Eric R. Newell Executive Vice President, Chief Financial Officer and Treasurer